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                                                            Exhibit 15(a)

PricewaterhouseCoopers
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                                              PricewaterhouseCoopers LLP
                                              One Lincoln Center
                                              Syracuse NY 13202-9972
                                              Telephone (315) 474 8541
                                              Facsimile (315) 473 1385

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated May 11, 2000, August 14, 2000 and November 14, 2000 on our review of interim financial information of Niagara Mohawk Holdings, Inc. and Niagara Mohawk Power Corporation for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000 and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in the Registration Statement of New National Grid plc dated December 4, 2000.

Yours very truly,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Syracuse, New York
December 4, 2000